UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 21, 2015

AVALONBAY COMMUNITIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-12672	77-0404318
(Commission File Number)	(I.R.S. Employer Identification No.)

671 N. Glebe Road, Suite 800, Arlington, Virginia	22203
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 329-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                           Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on May 21, 2015.  Proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934.  At the meeting, holders of the Company’s stock were asked (1) to elect ten directors to serve until the 2016 Annual Meeting of Stockholders and until their successors are elected and qualified, (2) to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2015, (3) to cast a non-binding, advisory vote upon the compensation of executive officers of the Company, as described in the Company’s proxy statement, (4) to consider and vote upon a stockholder resolution concerning the adoption by the Board and submission to stockholders of a “proxy access” bylaw, and (5) to consider and vote upon a stockholder resolution concerning a policy that the Board’s chairman should be an independent director.

Each share of common stock was entitled to one vote with respect to matters submitted to a vote of the Company’s stockholders, and the voting results reported below are final.

Proposal 1

Each of the Company’s nominees for director as listed in the proxy statement was re-elected as shown in the table below.  There were no abstentions with respect to any director nominee.  There were 3,280,780 broker non-votes with respect to Proposal 1.

Nominee:	Votes “For”	Votes Withheld
Glyn F. Aeppel	112,944,817	900,087
Terry S. Brown	112,882,864	962,040
Alan B. Buckelew	112,895,331	949,573
Ronald L. Havner, Jr.	66,693,815	47,151,089
John J. Healy, Jr.	111,402,740	2,442,164
Timothy J. Naughton	106,782,683	7,062,221
Lance R. Primis	106,313,769	7,531,135
Peter S. Rummell	112,603,220	1,241,684
H. Jay Sarles	112,805,606	1,039,298
W. Edward Walter	112,885,627	959,277

Proposal 2

Stockholders ratified the selection of Ernst & Young LLP as the Company’s independent auditors for fiscal year 2015. 116,230,668 votes were cast in favor of ratifying the selection of Ernst & Young LLP, 791,233 votes were cast against, and there were 103,783 abstentions.  There were no broker non-votes with respect to Proposal 2.

Proposal 3

Stockholders approved the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K. 106,845,760 votes were cast in favor of approval of such compensation, 6,839,413 votes were cast against, and there were 159,731 abstentions. There were 3,280,780 broker non-votes with respect to Proposal 3.

Proposal 4

Stockholders approved the stockholder proposed resolution that asked the Board of Directors to adopt and submit to stockholders for approval a “proxy access” bylaw. 73,485,204 votes were cast in favor of such stockholder proposal, 39,628,900 votes were cast against, and there were 730,800 abstentions.  There were 3,280,780 broker non-votes with respect to Proposal 4.

Proposal 5

Stockholders did not approve the stockholder proposed resolution that asked the Board of Directors to adopt a policy that, whenever possible, the Board’s chairman should be an independent director. 19,772,244 votes were cast in favor of approval of such stockholder proposal, 93,949,992 votes were cast against, and there were 122,668 abstentions.  There were 3,280,780 broker non-votes with respect to Proposal 5.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALONBAY COMMUNITIES, INC.

May 27, 2015
	By:	/s/ Kevin P. O’Shea
	Name:	Kevin P. O’Shea
	Title:	Chief Financial Officer